Exhibit (a)(1)(C)

Rite Aid Associate Number: (Not Case Sensitive) Password: (Case Sensitive) Stock Option Exchange Program Opens March 21, 2011 Closes April 21, 2011, at 11:59 p.m. Eastern Time Welcome to The Rite Aid stock option exchange website! Please enter your Rite Aid Associate Number* and Password. If you have misplaced or did not received your Password, or you do not remember your Password, click here * Your Rite Aid associate number is located on your paycheck stub.

Stock Option Exchange Program Opens March 21, 2011 Closes April 21, 2011, at 11:59 p.m. Eastern Time Welcome: Eric Northman Home Logout Administration Learn Click on any of the links below to learn more. Offer to Exchange FAQs Employee Presentation Materials Schedule TO – Tender Offer Statement 2004 Omnibus Equity Plan 2006 Omnibus Equity Plan The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems. Make My Election You have 34 days left to elect whether to keep your Eligible Options or exchange some or all of them for New Stock Options. View/Make My Election Need Help? Contact the Rite Aid Corporation Stock Option Exchange Hotline at (800) 504-8546 or email at riteaid@sos-team.com Update Personal Information

Stock Option Exchange Program Opens March 21, 2011 Closes April 21, 2011, at 11:59 p.m. Eastern Time Welcome: Eric Northman Home Logout Administration Make My Election (Step 1 of 4) Indicate your decision to tender your Eligible Stock Options identified below in exchange for New Stock Options by selecting "Yes" choice in the Election column. If you do not want to tender one or more of your Eligible Stock Options for exchange, select the "No" choice in the Election column for that particular Eligible Stock Option. If you do not select the "Yes" choice with respect to an Eligible Stock Option, your election with respect to that Option will default to "No". In that event, the Eligible Stock Option will not be exchanged. You may not tender only a portion of an Eligible Stock Option. Reminder Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer: Offer to Exchange FAQs Employee Presentation Materials Schedule TO – Tender Offer Statement 2004 Omnibus Equity Plan 2006 Omnibus Equity Plan Original Stock Option Replacement Stock Option Grant Number Grant Date Per Share Exercise Price ($) Stock Options Outstanding Number of Replacement Options Election 0000005 09/04/02 $2.35 5,000 1,250 Yes No 0000002 12/03/03 $6.29 2,000 333 Yes No 0000003 05/03/04 $5.07 6,000 1,200 Yes No 0000004 09/23/04 $3.58 10,000 3,333 Yes No 0000001 06/26/07 $6.07 5,000 2,500 Yes No Need Help? Contact the Rite Aid Corporation Stock Option Exchange Hotline at (800) 504-8546 or email at riteaid@sos-team.com Breakeven Calculator Cancel Continue

Stock Option Exchange Program Opens March 21, 2011 Closes April 21, 2011, at 11:59 p.m. Eastern Time Welcome: Eric Northman Home Logout Administration Review My Election (Step 2 of 4) You have made the following elections with respect to your Eligible Stock Option Grants: Original Stock Option Replacement Stock Option Grant Number Grant Date Per Share Exercise Price ($) Stock Options Outstanding Number of Replacement Options Election 0000005 09/04/02 $2.35 5,000 1,250 Yes No 0000002 12/03/03 $6.29 2,000 333 Yes No 0000003 05/03/04 $5.07 6,000 1,200 Yes No 0000004 09/23/04 $3.58 10,000 3,333 Yes No 0000001 06/26/07 $6.07 5,000 2,500 Yes No Need Help? Contact the Rite Aid Corporation Stock Option Exchange Hotline at (800) 504-8546 or email at riteaid@sos-team.com Cancel Continue

Stock Option Exchange Program Opens March 21, 2011 Closes April 21, 2011, at 11:59 p.m. Eastern Time Welcome: Eric Northman Home Logout Administration Review Election Terms and Conditions; Submit My Elections (Step 3 of 4) I acknowledge my Election is subject to the terms, conditions and restrictions contained in the Offering Materials. Email Address: stockplans@riteaid.com Rite Aid Associate Number: 1234567 An e-mail will be sent to the e-mail address above confirming your election after you select the "Acknowledge and Agreement. Submit Election" button below. Need Help? Contact the Rite Aid Corporation Stock Option Exchange Hotline at (800) 504-8546 or email at riteaid@sos-team.com

Stock Option Exchange Program Opens March 21, 2011 Closes April 21, 2011, at 11:59 p.m. Eastern Time Welcome: Eric Northman Home Logout Administration Print Election Confirmation (Step 4 of 4) Your election has been recorded as follows: Original Stock Option Replacement Stock Option Grant Number Grant Date Per Share Exercise Price ($) Stock Options Outstanding Number of Replacement Options Election 0000005 09/04/02 $2.35 5,000 1,250 No 0000002 12/03/03 $6.29 2,000 333 No 0000003 05/03/04 $5.07 6,000 1,200 No 0000004 09/23/04 $3.58 10,000 3,333 No 0000001 06/26/07 $6.07 5,000 2,500 No

Option Exchange Breakeven Calculator At What Stock Price Will the Value of My Eligible Option Equal the Value of the New Option? Step 1: Select Eligible Grant ID 0000005 Exercise Price of Eligible Stock Option Number of Shares in Eligible Stock Option Exchange Ratio Based on Eligible Option Grant ID selected Number of Shares Subject to New Stock Option Step 2: Enter Potential Exercise Price of New Option (Expected stock price when tender offer closes) Press to Calculate Breakeven Breakeven Stock Price * * Price of Rite Aid Corporation commmon stock where the total value of the eligible stock options equals the total value of the new stock options What is the Value of My Eligible Option and New Option at Other Stock Prices? Step 3: Enter Hypothetical Stock Price to Calculate Values Press to Calculate Values Value of Eligible Stock Options at Price Entered in Step 3 Value of New Stock Options at Price Entered in Step 3 $2.35 5000 4:1 1250 $ Calculate $ Calculate Reset

Home Rite Aid Stock Option Exchange Program - Election Confirmation Your election has been recorded as follows: Name: Eric Northman Employee ID # : 1234567 Date: 03/19/2011 05:03:23 PM EDT Original Stock Option Replacement Stock Option Grant Number Grant Date Per Share Exercise Price ($) Stock Options Outstanding Number of Replacement Options Election 0000005 09/04/02 $2.35 5,000 1,250 No 0000002 12/03/03 $6.29 2,000 333 No 0000003 05/03/04 $5.07 6,000 1,200 No 0000004 09/23/04 $3.58 10,000 3,333 No 0000001 06/26/07 $6.07 5,000 2,500 No Please print and keep a copy of this Election Confirmation page for your records. The printed copy of this Election Confirmation will provide evidence that you submitted your election.

Stock Option Exchange Program Opens March 21, 2011 Closes April 21, 2011, at 11:59 p.m. Eastern Time Welcome: Eric Northman Home Logout Administration To change your password, fill in the fields below and then click "Change Password and Update Email Address". Note that your new password must be at least 8 characters long and contain 3 of the following: an upper case letter, a lower case letter, a number, or a special character. Enter User ID: Enter Old Password: Enter New Password: Re-enter New Password: Enter Preferred Email Address: Re-enter Preferred Email Address: We will be sending confirmation statements to you with regards to this offer. Please enter and verify the email address that we should use. 1234567 webdev@sos-team.com webdev@sos-team.com Change Password and Update Email Address Update Email Address